UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Glacier Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0519541
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

49 Commons Loop Kalispell , MT	59901
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Glacier Bancorp, Inc. (the “Registrant”), hereby incorporates by reference the description of its Common Stock, $0.01 par value, to be registered hereunder that is included in Exhibit 4(a) to the Registrant’s Form 10-K filed with the Securities and Exchange Commission on February 21, 2020, which description shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLACIER BANCORP, INC.

Date: December 15, 2021	By:	/s/ Ron J. Copher
Ron J. Copher
Executive Vice President/CFO